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                                                                    Exhibit 99.1





                              For Immediate Release

                       Chicago Rivet & Machine Co. Reports
                           2003 First Quarter Earnings



Naperville, IL, May 2, 2003 -- Chicago Rivet & Machine Co. (AMEX, symbol CVR) reported net income for the first quarter of 2003. Results are summarized below:

                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                       FOR THE THREE MONTHS ENDED MARCH 31


                                                     2003               2002
                                                 ------------       ------------
Net sales and lease revenue .................... $ 10,236,463       $ 10,452,326
Income before taxes ............................      709,241            947,116
Net income ......... ...........................      465,241            625,116
Net income per share............................          .48                .65
Average shares outstanding......................      966,132            967,132

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                    (All figures subject to year-end audit)



         Contact:  John Osterman
                   Chicago Rivet & Machine Co.
                   630-357-8500